UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
TOWNSQUARE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29079	31-1492857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 651-1190
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2010, Regent Communications, Inc.’s (the “Company”) president and chief executive officer, William L. Stakelin, and executive vice president and chief financial officer, Anthony Vasconcellos, resigned.
On May 2, 2010, Steven Price, 48 years old, was appointed as chairman, president and chief executive officer of the Company. Mr. Price was also appointed to the board of directors of the Company.
Mr. Price co-founded media investment firm FiveWire Ventures, LLC in 2009. Prior to co-founding FiveWire, from 2006 until 2009, Mr. Price was a Senior Managing Director at New York-based private equity firm Centerbridge Partners, L.P. and, from 2004-2006, he held a similar position at Spectrum Equity Investors, L.P.. From 2001-2004, Mr. Price served in the Pentagon as Deputy Assistant Secretary of Defense (Spectrum, Space, and Communications). Prior to joining the Pentagon, he served as President and CEO of LiveWire Ventures, LLC from 1998 until 2001, a software and services company he co-founded with Stuart Rosenstein. Mr. Price was also formerly an executive of PriCellular Corporation from 1993 until 1998, most recently serving as the President and Chief Executive Officer. PriCellular, a publicly traded cellular phone operator focused on small to mid-sized markets, was acquired by an AT&T predecessor entity in 1998. Mr. Price currently serves on the board of directors of SmartBrief, Inc. Mr. Price previously served on the board of directors of Classic Media, Inc., from 2005 until 2006, and QTC Management, Inc. from 2005 until 2006.
On May 2, 2010, Mr. Rosenstein, 49 years old, was appointed as the executive vice president and chief financial officer of the Company.
Mr. Rosenstein co-founded FiveWire with Mr. Price in 2009. Since 2006, Mr. Rosenstein has served as the managing principal of AMG Financial Co. LLC, a private lending firm that extended financing and provided collateralized loans and other services principally to the real estate industry. Prior to AMG Financial, Mr. Rosenstein co-founded LiveWire with Mr. Price and served as the company’s Executive Vice President and Chief Financial Officer from 1998 until 2004. Prior to that, he was an executive with PriCellular from 1990 until 1998, most recently serving as the Executive Vice President and Chief Financial Officer. Mr. Rosenstein started his career at Ernst & Young. Mr. Rosenstein currently serves on the board of managers of AMG Financial.
The information in Exhibit 99.1 is being provided pursuant to Item 5.02 of Form 8-K.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 3, 2010, the Company filed a Certificate of Amendment to Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Delaware Secretary of State. The Certificate of Amendment changed the name of the Company from Regent Communications, Inc. to Townsquare Media, Inc.
The Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation

99.1	Press release issued May 3, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	REGENT COMMUNICATIONS, INC.
	By:	/s/ Steven Price
Steven Price, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation

99.1	Press release issued May 3, 2010